Commission File No. 000-31199

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities of 1934

Check the appropriate box:

☒	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]	Definitive Information Statement

CALYPSO MEDIA SERVICES GROUP, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

[ ]	Fee computed on table below per Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:	n/a

(2)	Aggregate number of securities to which transaction applies:	n/a

(3)	Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): n/a.

(4)	Proposed maximum aggregate value of transaction:	n/a

(5)	Total fee paid: -0-

[	]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date filed:

CALYPSO MEDIA SERVICES GROUP, INC.

12 North Washington Street

Montoursville, Pennsylvania 17754

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that three stockholders, owning approximately 53.4% of our outstanding shares of common stock, have approved by written consent the proposal to change our authorized capitalization by (a) increasing our authorized common stock from 20,000,000 to 100,000,000 shares, par value $0.00001 per share, and (b) adding 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

On November 23, 2009, our board of directors unanimously approved the proposal to amend our articles of incorporation changing our authorized capitalization.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM THE THREE STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you. The accompanying information statement is furnished only to inform stockholders of the actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities of 1934, as amended. This information statement is first being mailed to you on or about December 7, 2009 and we anticipate the effective date of the amendment to be December 28, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying information statement is for information purposes only and explains the actions taken by written consent. Please read the accompanying information statement carefully.

December 7, 2009	Very truly yours,

/s/ Michael D. Parnell
Michael D. Parnell
Chief Executive Officer

CALYPSO MEDIA SERVICES GROUP, INC.

12 North Washington Street

Montoursville, Pennsylvania 17754

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES OF 1934 AND

REGULATION 14C THEREUNDER

This information statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.00001 par value, of Calypso Media Services Group, Inc., a Nevada corporation, which we refer to herein as “Calypso,” “company,” “we,” “our” or “us.” The mailing date of this information statement is on or about December 7, 2009. The information statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On November 20, 2009, the record date for determining the identity of stockholders who are entitled to receive this information statement, we had 5,000,000 shares of common stock issued and outstanding. The common stock constitutes the sole outstanding class of Calypso voting securities. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On November 23, 2003, three stockholders who beneficially own in the aggregate 2,670,000 shares, or approximately 53.4% of our issued and outstanding common stock, consented in writing to amend our articles of incorporation changing our authorized capitalization by:

(a)	increasing our authorized common stock from 20,000,000 to 100,000,000 shares, par value $0.00001 per share, and

(b)	adding 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

Also on November 23, 2009, our board of directors approved the above actions, subject to approval by the stockholders. No other corporate actions were considered or consented to.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive information statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this information statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This information statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should," “expect," "intend," "plan," anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

As of the date of the consent by the majority stockholders on November 23, 2009, Calypso had issued and outstanding 5,000,000 shares of common stock. Each share of common stock is entitled to one vote on matters submitted for stockholder approval.

On November 23, 2009, the holders of 2,670,000 shares (or approximately 53.4% of the 5,000,000 shares of common stock then outstanding) executed and delivered to the board of directors written consents approving the actions. Because the actions were approved by stockholders holding a majority of our outstanding shares, no proxies are being solicited with this information statement.

Nevada corporate law provides in substance that unless a company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

The consenting stockholders are the beneficial owners of 2,670,000 shares of our common stock, which represents approximately 53.4% of the total number of voting shares. The consenting stockholders voted in favor of the actions described herein pursuant to written consents dated November 23, 2009. No consideration was paid for the consents. Those consenting stockholders are set forth below.

Name	Number of Shares	Percent(1)
Michael D. Parnell	1,035,000(2)	20.7%
Matthew J. Hoff	1,035,000(2)	20.7%
Edward F. Cowle	600,000	12.0%

__________________

Note:	Unless otherwise indicated in the footnotes below, we have been advised that each person above has sole voting and investment power over the shares indicated above.

(1)	Based upon 5,000,000 shares of common stock outstanding on November 23, 2009.
(2)	Includes 750,000 shares in the name of the Hoff Family Trust of which Rose Hoff is the trustee.
(3)	Includes 1,035,000 shares in the name of the Michael D. Parnell Living Trust, of which Mr. Parnell is the trustee.

ACTION TO CHANGE OUR AUTHORIZED CAPITALIZATION

On November 23, 2009, our board of directors approved, subject to receiving the approval of the holders of a majority of our outstanding common stock, an amendment of our articles of incorporation to increase the number of authorized shares of common stock we may issue from 20,000,000 to 100,000,000 shares and to authorize 10,000,000 shares of “blank check” preferred shares. Also on November 23, 2009, three stockholders holding approximately 53.4% of our outstanding shares, approved the amendment pursuant to written consents. The amendment effecting the change in capitalization will become effective upon filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this information statement to our stockholders as of the record date.

We are currently authorized by our articles of incorporation to issue 20,000,000 shares of common stock, $0.00001 par value per share. Pursuant to the amendment we will increase the number of common shares we are authorized to issue to 100,000,000 shares of common stock, $0.00001 par value per share, and authorize 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date the amendment was approved by our board and by stockholders holding a majority of our outstanding shares, there were 5,000,000 shares of our common stock issued and outstanding.

All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to:

(a) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;

(b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and

(c)	to participate pro rata in any distribution of assets available for distribution upon liquidation.

Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights.

Currently, our articles of incorporation do not provide for any shares of preferred stock. The amendment will authorize 10,000,000 shares of “blank check” preferred stock and will empower the board of directors to have the ability to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors and the board will be authorized to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Reasons for and Effects of the Increase in Common Shares

Our board of directors believes it is in our best interests and the best interests of our stockholders to increase the number of authorized shares of common stock to allow for the issuance of common shares or other securities in connection with such potential issuances and such other purposes as the board determines. The board believes that the share increase will afford the company greater flexibility in seeking capital and potential acquisition targets. The board has no immediate definitive plans, understandings, agreement or commitments to issue additional shares of common stock.

The increase in the authorized number of shares of our common stock will permit our board to issue additional common shares without further approval of stockholders. Our board does not intend to seek stockholder approval prior to any issuance of authorized capital stock, unless stockholder approval is required by applicable law or stock market or exchange requirements. The issuance of additional shares of common stock may result in substantial dilution to existing stockholders, and such issuances may not require stockholder approval.

The increase in the authorized number of shares of common stock could have a number of effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. Although this action is not intended to have any anti-takeover effects, the increase could have an anti-takeover effect, in that additional shares could be issued (within the limits proposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control of us offer an above the market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain person allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

We do not have any other provisions in our articles of incorporation, by-laws, employment agreements or any other documents that have material anti-takeover consequences. Additionally, we have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. Our board of directors is not aware of any attempt, or contemplated attempt, to acquire control of us, and this proposal is not being presented with intent that it be utilized as a type of anti-takeover device. Stockholders should recognize that, as a result of this proposal, they would own a smaller percentage of shares with respect to our total authorized shares than they presently own, and will be diluted as a result of any future issuances contemplated by us.

We presently do not have in place provisions that may have an anti-takeover effect. The increase in the authorized number of shares of our common stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our board.

The issuance of additional shares of our common stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of our common stock. It may also, depending on the circumstances, adversely affect the market price of our common stock.

The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Reasons for and Effects of Adding Preferred Shares

Adding blank check preferred stock to our authorized capitalization will provide the board of directors with the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board will have the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Preferred shares may be issued in the future by the board without further stockholder approval, for such purposes as the board deems in the best interest of our company, including future equity financings and issuances for acquisitions and business combinations. The flexibility granted to the board in specifying the rights and preferences of various series of preferred stock could similarly be used in designing classes of preferred stock which could act as an effective deterrent or defensive tool in a takeover situation including the creation of voting and other impediments which might frustrate persons attempting to gain control of our company. Such uses of authorized and unissued stock might make any takeover attempt more difficult and could deprive stockholders of the ability to realize above present market premiums, which often accompany such takeover attempts. There are currently no shares of preferred stock outstanding and we do not have any present intention of issuing any such shares in the immediate futures.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 23, 2009 with respect to the beneficial ownership of our common stock:

●	each stockholder believed to be the beneficial owner of more than 5% of our common stock;

●	by each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report. “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership(1)	of Class(2)

5% Beneficial Owners:

Matthew J. Hoff	1,035,000(3)	20.7%
Greg Welteroth	1,000,000	20.0%
Edward F. Cowle	600,000	12.0%
H. Deworth Williams	596,000	11.9%
Leonard E. Neilson	250,000	5.0%

Directors and Executive Officers:

Michael D. Parnell	1,035,000(4)	20.7%
Timothy Young	15,000	.003%

All directors and executive officers	1,050,000(4)	21.0%
as a group (2 persons)

_____________________________

(1)  Unless otherwise indicated, the named person will be the record and beneficially owner of the shares indicated.

(2)	Percentage ownership is based on 5.0 million shares of common stock outstanding as of March 25, 2009.
(3)	Includes 750,000 shares in the name of the Hoff Family Trust of which Rose Hoff is the trustee.

(4)  Includes 1,035,000 shares in the name of the Michael D. Parnell Living Trust, of which Mr. Parnell is the trustee.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company. You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the definitive information statement has been mailed to the stockholders. We anticipate that the actions contemplated hereby will be effected on or about the close of business on December 28, 2009.

MISCELLANEOUS MATTERS

The entire cost of furnishing this information statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on November 20, 2009, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This information statement is being mailed on or about December 7, 2009 to all Stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this information statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This information statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

December 7, 2009	By: /s/ MICHAEL D. PARNELL
Michael D. Parnell
Chief Executive Officer